Consolidated Energey, Inc.
              INCORPORATED UNDER THE LAWS OF THE STATE OF WYOMING
           50,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE


This                                                      CUSIP   20914T 10 9
Certifies                                                 SEE REVERSE FOR
That                                                      CERTAIN DEFINITIONS


is the owner of


            FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                           Consolidated Energy, Inc.
  transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Wyoming, and to the Article of Incorporation and Bylaws of the Corporation, as
  now or hareafter amended. This certificate is not valid unless countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.



Dated








                PRESIDENT                       SECRETARY